EXHIBIT 20

    TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00	$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000	1.00000000	1.00000000	1.00000000	1.00000000
Rate		4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date		May 15, 2002	December 15, 2003	March 15, 2005	October 15, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70 months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,332,309,329.46	$297,309,329.46	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,377,252,373.46
Securities Pool Factor	0.91703789	0.71153870	1.00000000	1.00000000	1.00000000
Number of Contracts	114,850
Weighted Average Coupon	9.155%
Weighted Average Remaining Term	44.11 months
Precompute and Simple Interest Advances	$2,954,863.06
Payahead Account Balance	$1,540,963.85
Supplemental Servicing Fee Received	$94,277.98
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,276,881,196.24	$241,881,196.24	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,321,824,240.24
Securities Pool Factor	0.87888632	0.57888473	1.00000000	1.00000000	1.00000000
Number of Contracts	112,844
Weighted Average Coupon	9.166%
Weighted Average Remaining Term	43.35 months
Precompute and Simple Interest Advances	$3,217,333.25
Payahead Account Balance	$1,483,949.39
Supplemental Servicing Fee Received	$93,698.49
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,913,681.80
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$70,228,465.79
Beginning Balance	$10,329,392.80
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$4,110,140.10

Reserve Fund Balance Prior to Release	$14,439,532.90
Reserve Fund Required Amount	$9,913,681.80
Reserve Fund Release to Seller	$4,525,851.10

Ending Reserve Fund Balance	$9,913,681.80

Liquidation of Charge-offs and Repossessions	Vehicles	Amount
Liquidated Contracts	25
Gross Principal Balance of Liquidated Receivables		$319,617.06
Net Liquidation Proceeds Received During the Collection Period		$(209,565.40)
Recoveries on Previously Liquidated Contracts		$0.00

Aggregate Credit Losses for the Collection Period		$110,051.66

Cumulative Credit Losses for all Periods	29	$121,885.26

Repossessed in Current Period	63
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.00%
First Preceding Collection Period	0.01%
Current Collection Period	0.10%
Condition (i) (Charge-off Rate)
Three Month Average	0.04%
Charge-off Rate Indicator (> 1.25%)	condition not met
Delinquent and Repossessed Contracts	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	1.14%	1,285	1.09%	$14,414,596.80
61-90 Days Delinquent	0.12%	135	0.14%	$1,838,697.55
Over 90 days Delinquent	0.05%	58	0.05%	$719,116.81

Total Delinquencies		1,478		$16,972,411.16

Repossessed Vehicle Inventory		84*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.00%
First Preceding Collection Period	0.11%
Current Collection Period	0.17%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.09%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$55,108,516.16
Interest Payments Received	$10,337,187.80
Net Precomputed Payahead Amount	$57,014.46
Aggregate Net Liquidation Proceeds Received	$209,565.40
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$65,712,283.82
Net Simple Interest Advance Amount	$135,906.31
Net Precomputed Advance Amount	$126,563.88

Total Available Amount	$65,974,754.01
Amounts Due
Servicing Fee	$1,147,710.31
Accrued and Unpaid Interest	$5,288,770.38
Principal	$55,428,133.22
Reserve Fund	$4,110,140.10

Total Amount Due	$65,974,754.01
Actual Distributions
Servicing Fee	$1,147,710.31
Interest	$5,288,770.38	$1,100,870.38	$1,900,833.33	$1,505,400.00	$781,666.67
Principal	$55,428,133.22	$55,428,133.22	$0.00	$0.00	$0.00
Reserve Fund	$4,110,140.10

Total Amount Distributed	$65,974,754.01	$56,529,003.60	$1,900,833.33	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$5,685,014.98
Prepayments in Full	343 contracts	$2,574,758.14
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$9,360,729.88
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$126,563.88
Payahead Account—Payments Applied		$57,014.46
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$27,779,306.98
Prepayments in Full	1638 contracts	$19,069,436.06
Collected Interest		$9,236,231.04
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$135,906.31

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001

	Class A2 Balance	Class A3 Balance	Class A4 Balance
Note Rates for July 16, 2001 Payment Date
One Month LIBOR	3.98000%	3.98000%	3.98000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	4.04000%	4.06000%	4.08000%
Number of Days in Interest Period (Days)	31	31	31
Interest Payments
Interest Calculation for Current Interest Period	1,739,444.44	1,258,600.00	614,833.33
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	1,739,444.44	1,258,600.00	614,833.33
Interest Payment to Noteholders (Swap Payments Incoming)	1,739,444.44	1,258,600.00	614,833.33
Net Swap Payment due to / (received by) Swap Counterparty	(161,388.89)	(246,800.00)	(166,833.34)

Principal Payments
Principal Payment due to Investors	—	—	—
Ending Notional Balance	500,000,000.00	360,000,000.00	175,000,000.00
Swap Termination Payment	N/A	N/A	N/A
Note Rates for August 15, 2001 Payment Date
One Month LIBOR	TBD	TBD	TBD
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	TBD	TBD	TBD
Number of Days in Interest Period (Days)	30	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager